UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2014

ML WINTON FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51084	20-1227904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
Four World Financial Center – 11th Floor
250 Vesey Street
New York, NY 10080
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:       (609) 274-5838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Units are privately offered and sold to “accredited investors” (as defined in Rule 501(a) under the Securities Act) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 thereunder.  The selling agent of the Units was Merrill Lynch Pierce Fenner & Smith Incorporated (“MLPF&S”).

CLASS A	Subscription		CLASS C	Subscription
	Amount	Units		Amount	Units

April 14, 2014	$2,208,952	1,283,230	April 14, 2014	$3,897,892	2,479,259

CLASS D	Subscription		CLASS I	Subscription
	Amount	Units		Amount	Units
April 14, 2014	$4,000,000	2,198,165	April 14, 2014	$129,961	73,358

CLASS DS	Subscription		CLASS DT	Subscription
	Amount	Units		Amount	Units
April 14, 2014	$5,971,969	3,285,996	April 14, 2014	$-	-

CLASS M	Subscription		CLASS F	Subscription
	Amount	Units		Amount	Units

April 14, 2014	$3,071,195	3,003,614	April 14, 2014	$-	-

CLASS F1	Subscription		CLASS G	Subscription
	Amount	Units		Amount	Units

April 14, 2014	$-	-	April 14, 2014	$-	-

Class A Units are subject to a sales commission paid to MLPF&S ranging from 1.0% to 2.5%.  Class D Units, Class I Units, Class G Units and Class F Units are subject to sales commissions paid to MLPF&S up to 0.5%.  The rate assessed to a given subscription is based upon the subscription amount.  Sales commissions are directly deducted from subscription amounts.  Class C, Class DS, Class DT, Class M Units and Class F1 Units are not subject to any sales commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML WINTON FUTURESACCESS LLC

By: Merrill Lynch Alternative Investments LLC, its Sponsor

By:	/s/ BARBRA E. KOCSIS
Name: Barbra E. Kocsis
Position: Chief Financial Officer

Date:  April 17, 2014